EXHIBIT 4.1



                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA



     NUMBER                   Method Products Corp.                 SHARES
[GRAPHIC OMITTED]           AUTHORIZED COMMON STOCK:          [GRAPHIC OMITTED]
                              80,000,000 SHARES
                              PAR VALUE: $0.0001
                                                           CUSIP NO. 59151Q 10 5




THIS CERTIFIES THAT





IS THE RECORD HOLDER OF





                --Shares of METHOD PRODUCTS CORP. Common Stock--

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:



/s/ Michael Beaubien                          /s/ Mark  V. Antonucci
---------------------------------    [SEAL}   ----------------------------------
                        SECRETARY                                      PRESIDENT


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                                                      Countersigned Registered:
                                                          NEVADA AGENCY AND
NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT           TRUST COMPANY